Exhibit 3.81

Form 205 (Revised 01/06) Return in duplicate to: Secretary of State P.O.Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use.

Article 1— Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

ARAMARK Food Service of Texas, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2—Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name			Suffix

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street		Dallas		TX	75201
Street Address	City			State	Zip Code

Article 3—Governing Authority (Select and complete either A or B and provide the name and address of each governing person.)

☐ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☒ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization but not both)

	IF INDIVIDUAL

First Name	M.I.	Last Name			Suffix
OR

	IF ORGANIZATION

	ARAMARK Food Service, LLC
	Organization Name

ADDRESS OF GOVERNING PERSON

1101 Market Street		Philadelphia	PA		19107
Street or Mailing Address		City	State	Country Code	Zip Code

Form 205

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both)

IF INDIVIDUAL

	First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

.
Organization Name

ADDRESS OF GOVERNING PERSON

Street or Mailing Address			City	State	Country Code	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both)

IF INDIVIDUAL

	First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

.
Organization Name

ADDRESS OF GOVERNING PERSON

Street or Mailing Address			City	State	Country Code	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Information regarding the converting entity, which is being created pursuant to the Plan of Conversion:

Name: ARAMARK Food Service Corporation of Texas

Address: 350 N. Paul Street; Dallas, Texas 75201

Prior form of Organization: Corporation

Date of Organization: June 4, 1958

Jurisdiction of Organization: Texas

Form 205

Organizer

The name and address of the organizer:

Nora Betty McCann
Name

c/o 2005 Lake Robbins Drive The Woodlands TX 77380
Street or Mailing Address City State Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: March 15, 2007	/s/ Nora Betty McCann
Signature of organizer
Nora Betty McCann

Form 205